SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 3, 2001


                         SIGNAL TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)



              DELAWARE             000-21770           04-2758268
             -----------------------------------------------------
  (State or Other Jurisdiction     (Commission        (IRS Employer
         of Incorporation)         File Number)       Identification No.)


             222 ROSEWOOD DRIVE, DANVERS, MA           01923
             -----------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code (978) 774-2281

         ITEM 5.  OTHER EVENTS.

                  On August 3, 2001, Signal Technology Corporation (the "Company") entered into certain technology and manufacturing agreements with Northrop Grumman Corporation ("Northrop Grumman") and Vitesse Semiconductor Corporation ("Vitesse"). The first set of agreements include a 10-year license to use Northrop Grumman's GaAs heterojunction bipolar transistor (HBT) and pseudomorphic high electron mobility transistor (PHEMT) semiconductor technologies to produce advanced monolithic microwave integrated circuits (MMICs) and radio frequency integrated circuits (RFICs) for the mobile communications market. Northrop Grumman has also agreed to supply devices to Signal for up to 10 years to support Signal's growing line of wireless access products. In return for the technology license and supply agreements, Northrop Grumman will receive approximately one million shares of Company common stock over time, based on the achievement of certain milestones. The second set of agreements entered into by the Company include an exclusive relationship with Vitesse that will provide the Company with a high-volume supply of wafers containing custom RFICs and MMICs. The agreement includes the transfer of Northrop Grumman's GaAs technologies to Vitesse's world-renowned 6" GaAs wafer fab line and the production of the Company's MMIC designs through the year 2010. Vitesse will receive warrants for 500,000 shares of the Company's common stock, based on the achievement of certain milestones.

                  A copy of the press release is being filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)      EXHIBITS.


                  99.1     Press release dated August 3, 2001.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SIGNAL TECHNOLOGY CORPORATION



                                 By: /s/ Robert Nelsen
                                    ----------------------------------
                                         Robert Nelsen
                                         Chief Financial Officer and
                                         Principal Accounting Officer


Dated: August 13, 2001

                                                                   Exhibit 99.1

SIGNAL TECHNOLOGY ANNOUNCES STRATEGIC INITIATIVE WITH NORTHROP GRUMMAN AND VITESSE SEMICONDUCTOR IN WIRELESS APPLIANCE MARKET

 DANVERS, Mass., Aug 3, 2001

 Company Press Release

COMPANY ACQUIRES STATE-OF-THE-ART MMIC TECHNOLOGY FROM NORTHROP GRUMMAN AND HIGH-VOLUME FOUNDRY CAPACITY THROUGH VITESSE

 Signal Technology Corporation (Nasdaq: STCO), today announced a strategic initiative to translate the Company's expertise in the design and manufacture of RF and microwave modules for defense and broadband wireless applications into advanced semiconductor modules for next-generation mobile phones and wireless appliances. The strategic initiative centers on technology and manufacturing agreements with Northrop Grumman Corporation (NYSE: NOC) and Vitesse Semiconductor Corporation (Nasdaq: VTSS). A key component of Signal's strategy for commercial wireless communications growth is the recognition that the underlying semiconductor technology, both silicon and gallium arsenide
 (GaAs), is central to success in wireless markets, whether it is for multipoint customer premise equipment (CPEs), point-to-point high capacity outdoor units (ODUs) or mobile appliances.

 "For years, Signal's products for defense communications and fixed wireless equipment have provided our customers with superior performance across a broad range of applications," said George Lombard, Signal's chairman and chief executive officer. "With Signal President and Chief Operating Officer Jim DiLorenzo and his team's background in producing GaAs cell phone products, we believe it is an opportune time to apply this state-of-the-art RF technology to 2.5G and 3G wireless phones, as well as the emerging mobile appliance markets."

 "The wireless appliance marketplace is incredibly fast-paced and consumer-driven, which dictates a very short time-to-market for handset OEMs," Lombard said. "As a result, OEMs are looking for suppliers who can provide the entire RF front end of a cell phone integrated within a single semiconductor module. Our commercial fixed-wireless access products and more than 20 years in the defense electronics business have earned Signal worldwide recognition as a preeminent designer of such advanced RF semiconductor solutions."

 Signal's wireless appliance strategy consists of two initiatives. The first is a 10-year license to use Northrop Grumman's GaAs heterojunction bipolar transistor (HBT) and pseudomorphic high electron mobility transistor (PHEMT) semiconductor technologies to produce advanced monolithic microwave integrated circuits (MMICs) and radio frequency integrated circuits (RFICs) for the mobile communications market. "Northrop Grumman's HBT and PHEMT technologies provide the state-of-the-art efficiency and linearity needed for the mobile appliance market, as well as fixed wireless access markets," said DiLorenzo. Northrop Grumman has also agreed to supply devices to Signal for up to 10 years to support Signal's growing line of wireless access products. In return for the technology license and supply agreements, Northrop Grumman will receive approximately 1 million shares of Signal common stock over time, based on the achievement of certain milestones. Dr. Taylor W. Lawrence, Northrop Grumman's Vice President & General Manager of the Systems Development and Technology Division, commented, "Northrop Grumman has developed numerous high performance technologies for use in our defense systems, and we are excited at the prospect of seeing our GaAs technologies applied to the commercial marketplace. We believe the synergy between our DoD technology and our relationship with Signal will provide significant value to both our DoD customers and Signal."

 "One of the key aspects of this agreement is the establishment of a joint technology working group that will provide Signal with a view into Northrop's leading-edge technology, and enable us to couple our defense customers' requirements with those of the next generation of commercial communications products," continued Lawrence. "This will facilitate a flow of technology into Signal products and give our defense customers access to a low-cost commercial production base."

 The second initiative announced by Signal today is an exclusive relationship with Vitesse Semiconductor that will provide the Company with a high-volume supply of wafers containing custom RFICs and MMICs. The agreement includes the transfer of Northrop Grumman's GaAs technologies to Vitesse's world-renowned 6" GaAs wafer fab line and the production of Signal's MMIC designs for a period of 10 years. Vitesse will receive warrants for 500,000 shares of Signal common stock, based on the achievement of certain milestones.

 "Vitesse has always applied the best silicon semiconductor manufacturing approaches to the manufacture of digital GaAs integrated circuits," said Jim Oakes, Signal's vice president of cellular, PCS and wireless data products. "The combination of Vitesse's manufacturing with Northrop Grumman's technology will create an exclusive high-volume source of RFIC and MMIC wafers for the mobile appliances market, combining the superior performance of GaAs integrated circuits (ICs) with the yield and capacity of silicon ICs. This combination will open new opportunities for Signal in the multi-billion dollar handset market and make Signal an ideal partner for the world's OEMs as they increase their reliance on integrated RF semiconductor solutions as a means of reducing unit costs and time to market."

 Vitesse CEO Lou Tomasetta said, "Signal's new strategy builds on the complementary device fabrication, product design and manufacturing strengths of three technology leaders, and combines them into a formidable new presence that spans the entire cycle from design concept to volume production. We are pleased with the prospect of working with a company as experienced and successful as Signal to support their presence in the RF semiconductor business." "This is truly an unprecedented opportunity for Signal," said DiLorenzo. "We believe the wireless telecom market is poised for a rebound in terms of both infrastructure build-out and handheld appliance demand. In addition, creating the Northrop-Signal joint technology working group assures us of the earliest possible access to first-to-market design-in of evolving enhancements and new technologies vital to innovative product offerings. At the same time, our relationship with Vitesse provides us with an exclusive presence in one of the finest GaAs fabrication facilities in existence. We believe these strategic advantages will position Signal to capture a meaningful share of the commercial market for wireless appliance components when worldwide demand growth resumes. We are equally excited about the advantages this manufacturing capability gives our other commercial wireless initiatives as well."

 "Offering state-of-the-art GaAs module technology to cell phone makers is fully in line with Signal's growth strategy, which is to leverage our defense electronics heritage into penetration of commercial wireless communications markets," Lombard said. "This strategy has generated dramatic increases in bookings, sales and backlog for Signal over the past 18 months, centered in both the point-to-point wireless infrastructure and point-to-multipoint fixed wireless access markets. Because our RF module launch positions Signal to penetrate the wireless handset and mobile appliance markets while complementing our presence in the multipoint CPE space, this initiative has the potential to significantly extend the Company's record of commercial wireless growth."

     Conference Call Information
 In conjunction with this announcement, the Company plans to hold a conference call this morning at 11:00 a.m. Eastern Time. Hosting the call will be George Lombard, Signal's chairman and chief executive officer. Participating in the call will be President and Chief Operating Officer Jim DiLorenzo and Chief Financial Officer Robert Nelsen. Also participating in the call will be senior executives from Northrop Grumman Corporation and Vitesse Semiconductor Corporation. For those who want to listen to the conference call, visit Signal's Web site at www.sigtech.com at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to assure that the necessary audio applications are downloaded and installed. These programs can be obtained at no charge to the user. The call will be archived on Signal's Website for one week.

     About Northrop Grumman Corporation
 Northrop Grumman Corporation is a $15 billion, global aerospace and defense company with its worldwide headquarters in Los Angeles. Northrop Grumman provides technologically advanced, innovative products, services and solutions in defense and commercial electronics, systems integration, information technology and non-nuclear shipbuilding and systems. With 80,000 employees and operations in 44 states and 25 countries, Northrop Grumman serves U.S. and international military, government and commercial customers.


     About Vitesse Semiconductor Corporation
 Vitesse Semiconductor Corporation is a leading designer and supplier of innovative, high-performance integrated circuits (ICs) used in next generation networking and optical communications equipment. The company's products address the needs of Enterprise, Access, Metro, Core, and Optical Transport network equipment manufacturers who demand a robust combination of high speed, high service delivery and low power dissipation in their components. In concert with its broad communications product portfolio, Vitesse also develops ICs for storage area networking and enclosure management. Vitesse is headquartered in Camarillo, Calif., and operates two fabrication facilities; one in Camarillo and one in Colorado Springs, Colo.

     About Signal Technology
 Signal Technology is a leading provider of electronics and power management products for wireless communications in the commercial, defense and space markets. Through its Signal Wireless Group (SWG) operation, the Company is addressing the expanding global demand for data and Internet bandwidth by developing RF radio sub-systems for fixed broadband wireless telecommunications applications worldwide. SWG also develops and manufactures switching/combining components and subsystems for PCS/cellular digital applications for sale to wireless base station infrastructure providers. In its defense businesses, Signal develops and manufactures RF, microwave, and power conversion products for communications networks, electronic countermeasures, missiles, radar, intelligence and guidance systems for sale to prime defense contractors worldwide. For further information about Signal, please visit Signal's Web site at http://www.sigtech.com.


     Safe Harbor Statement
 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements made in this news release that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ from those projected or suggested include, but are not limited to, Signal Technology Corporation's ability to successfully enter into the new markets described, the impact on the Company and effects of the expansion of the Company's business in the wireless infrastructure marketplace, the impact and effects of competition and the Company's ability to compete in these markets, future demand for the Company's products, the acceptance of the Company's new technology and products, volume and timing of orders received, competitive pricing pressure, changes in the global economy, certain other statements identified or qualified by words such as "will," "believes," "positions," "opportune time," "preeminent," "unprecedented opportunity" or similar expressions (and variants of such words or expressions), and other risks detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements represent the best judgment of the Company as of the date of this press release, and the Company cautions readers not to place undue reliance on such statements. Signal Technology assumes no obligation to update the information included in this news release.



 CONTACT:    Signal Technology Corporation
                         George Lombard
                         (978) 774-2281
                         or
                         Sharon Merrill Associates, Inc.
                         Paul Sagan
                         (617) 542-5300